UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

August 12, 2008
Date of Report (Date of earliest event reported)

Congoleum Corporation
(Exact name of registrant as specified in its charter)

Delaware	01-13612	02-0398678
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3500 Quakerbridge Road
P.O. Box 3127
Mercerville, NJ 08619-0127
(Address of principal executive offices and zip code)

609-584-3000
(Registrant’s telephone number, including area code)

        N/A
(Former name or former address,
if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events.

On August 12, 2008, Congoleum Corporation and its debtor affiliates (“Congoleum”) became a party to a term sheet (the “Term Sheet”), with its official committee of bondholders, the asbestos creditors’ committee, the future claimants’ representative, claimants’ counsel and Arthur J. Pergament, as collateral trustee, that contains the material terms of a proposed plan of reorganization (the “Plan”) for Congoleum and provides for the settlement of certain litigation, all of which is subject to approval of the United States Bankruptcy Court for the District of New Jersey.

Pursuant to the Term Sheet, among other items:

(a)  On the effective date of the Plan (the “Effective Date”), the reorganized successor to Congoleum (“Reorganized Congoleum”) shall issue to holders of the 8.625% Senior Notes due 2008 (the “Old Senior Notes”) on a pro rata basis new senior secured notes (the “Senior Secured Notes”) in the principal amount of $70 million.  In addition, 30% of the common stock of Reorganized Congoleum (the “New Common Stock”) shall be issued to holders of Old Senior Notes on a pro rata basis;

(b) On the Effective Date, a stockholders agreement will be adopted by Reorganized Congoleum and be binding upon all holders of New Common Stock (the “Stockholders’ Agreement”);

(c)  Between the Effective Date and 60 days after the Effective Date, the asbestos trust created in connection with the Plan (the “Asbestos Trust”) shall have the right, at its sole option, to (i) sell its 70% of the New Common Stock to the holders of the remaining 30% of the New Common Stock that elect to participate on a pro rata basis (the “Participating Bondholders”) for $8.75 million in the aggregate or (ii) sell 45% of the New Common Stock to the Participating Bondholders for $5.75 million in the aggregate (the “Put Option”).  The Put Option shall be backstopped by one or more holders of Senior Notes;

(d)  Reorganized Congoleum will enter into one or more exit financing agreements (collectively, the “Exit Facility”), the terms of which shall be acceptable to the bondholders’ committee, the future claimants’ representative, the debtors and the asbestos creditors’ committee, for the purpose of funding certain payment obligations and funding Reorganized Congoleum’s operations.  The liens securing the Exit Facility shall be senior to the liens securing the new senior secured notes.  The Exit Facility shall not be senior debt or senior in right of payment to the new senior secured notes other than as a result of its senior liens; and

(e)  The initial board of directors of Reorganized Congoleum will consist of five directors.  One of such directors shall be selected by the bondholders’ committee, three shall be selected jointly by the future claimants’ representative and the asbestos creditors’ committee, and one shall be Reorganized Congoleum’s chief executive officer.

The Term Sheet also provides for the settlement of certain litigation in connection with the Plan as more particularly described in the Term Sheet.

A copy of the Term Sheet is attached as Exhibit 99.1 hereto and incorporated by reference herein.

Item 9.01 Exhibits

Exhibit No.	Description
99.1	Term Sheet

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August [15], 2008	Congoleum Corporation

	By:	/s/ Howard N. Feist III
Name: Howard N. Feist III
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Term Sheet